UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2022

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Battery Street

San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Levi Strauss & Co. President

On November 8, 2022, Levi Strauss & Co. (the “Company”) announced the appointment of Michelle Gass as the Company’s President, effective on or about January 2, 2023. The Company anticipates that Ms. Gass will be elevated to the role of Chief Executive Officer of the Company on or before the date that is 18 months after her first date of employment. The Company’s board of directors (the “Board”) approved Ms. Gass’ appointment and her principal terms of employment on November 6, 2022. The Company anticipates that it will enter into an employment agreement (the “Employment Agreement”) with Ms. Gass prior to her first date of employment. The principal terms of her employment are summarized below.

Ms. Gass, 54, most recently served as the Chief Executive Officer of Kohl’s Corporation, a public company, beginning in May 2018. Prior to her role as Chief Executive Officer, she served as Kohl’s Chief Merchandising and Customer Officer from 2015 to 2018 and Chief Customer Officer from 2013 to 2015. Before joining Kohl’s, Ms. Gass held a variety of leadership roles at Starbucks Corporation across marketing, global strategy, and merchandising for more than 16 years, including President, Starbucks Europe, Middle East and Africa and Executive Vice President, Marketing and Category. Ms. Gass began her career at Procter and Gamble in product development and brand management.

Ms. Gass’ employment is expected to commence on or about January 2, 2023 (the “Effective Date”) and may be terminated at-will by either party, with or without notice. She will receive a base salary of $1,475,000 per year, participate in the Company’s Annual Incentive Plan with an initial target bonus of 175% of her base salary, and will be eligible to participate in the benefit and perquisite programs (including relocation policy) available to Company executives. She will be eligible to receive equity grants in 2023 as part of our annual executive equity grant cycle, which grants will have an aggregate value of $7,550,000 and consist of (a) restricted stock units (“RSUs”) subject to four-year ratable vesting with a value of $1,887,500, (b) stock appreciation rights (“SARs”) subject to four-year ratable vesting with a value of $1,887,500 and (c) performance-based RSUs subject to performance vesting terms that will be determined at the time of grant with a value of $3,775,000. She will also receive a one-time signing bonus of $8,100,000, a sign-on RSU grant with a value of $8,100,000, which vests in two equal installments at six months and 12 months following the Effective Date and a sign-on SAR grant with a value of $8,100,000, 50% of which vests one year following the Effective Date and the remainder of which vests in two 25% installments on the subsequent two anniversaries of Effective Date, subject to her continued employment through each vesting date (except as set forth below) and subject to an obligation to repay or return all or part of such sign-on payments and awards in certain circumstances including certain separations from service and certain changes in the value of prior awards upon which the value of the sign-on equity awards was based. All equity grants will be made under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”).

Ms. Gass will be generally entitled to receive the benefits provided by the Company’s Senior Executive Severance Plan, including the right to receive payments in the event of a qualifying termination of employment following a change in control of the Company, as modified by the Employment Agreement. These benefits, as modified, are as follows. If Ms. Gass’ employment is terminated by the Company without cause, or by Ms. Gass with good reason, she will receive severance equal to 24 months of her then-current base salary (including if she resigns because she has not been promoted to Chief Executive Officer within 18 months of her first date of employment), up to 18 months of COBRA and life insurance continuation, a pro rata bonus, continued equity award vesting during the severance period of awards granted at least 12 months prior to the date of termination, a post-termination exercise period that commences at the end of the severance period and accelerated vesting of the sign-on equity awards. In the event her employment is terminated by the Company without cause, or by Ms. Gass with good reason within 18 months following a change in control of the Company, she will receive severance in a lump sum equal to three times the sum of her then-current base salary and annual target bonus, up to 18 months of COBRA and life insurance continuation, a pro rata bonus, accelerated vesting of performance awards at target and accelerated vesting of the sign-on equity awards.

Ms. Gass is expected to enter into an indemnification agreement with the Company (the “Indemnification Agreement”) in substantially the same form as the Company has entered into with other executive officers and directors. The Indemnification Agreement requires the Company to indemnify and advance expenses to her to the fullest extent permitted by law with respect to any action, suit, proceeding, inquiry or investigation in which she is involved as a party or otherwise because she is or was a director, officer, employee, agent or fiduciary of the Company.

The 2019 Plan, current forms of award documents, the Senior Executive Severance Plan and the form of Indemnification Agreement have previously been filed as exhibits to the Company’s filings with the Securities and Exchange Commission.

Appointment to Levi Strauss & Co. Board of Directors

Additionally, on November 6, 2022, the Board approved an increase in the size of the Board from 12 to 13 members and appointed Ms. Gass to the Board, effective as of the Effective Date. Ms. Gass will not be appointed to any committees of the Board or receive any compensation for her service on the Board. The Board believes Ms. Gass is suitable for Board membership because she has extensive industry and management experience in retail and consumer goods, international business and brand building, as well as extensive experience with public company governance and related matters.

The selection of Ms. Gass to serve as the Company’s President and director was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Ms. Gass and any director or executive officer of the Company. Ms. Gass has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

ITEM 7.01.	Regulation FD Disclosure.

On November 8, 2022, the Company issued a press release announcing Ms. Gass’ appointment. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and the related exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: November 8, 2022	By:	/s/ SETH JAFFE
	Name:	Seth Jaffe
	Title:	Executive Vice President and General Counsel